UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 28, 2019

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On February 28, 2019, Tetra Tech, Inc. held its annual meeting of stockholders for the following purposes:

(1)                                 To elect ten members to its Board of Directors;

(2)                                 To vote on an advisory resolution to approve its executive compensation;

(3)                                 To ratify the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm for fiscal 2019; and

(4)                                 To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The votes cast in connection with such matters were as follows:

Election of Directors:

Name	For	Withheld	Broker Non-Votes
Dan L. Batrack	41,328,842	3,508,633	4,521,368
Gary R. Birkenbeuel	44,565,049	272,426	4,521,368
Hugh M. Grant	42,024,220	2,813,255	4,521,368
Patrick C. Haden	43,274,141	1,563,334	4,521,368
J. Christopher Lewis	42,476,252	2,361,223	4,521,368
Joanne M. Maguire	43,808,325	1,029,150	4,521,368
Kimberly E. Ritrievi	44,090,321	747,154	4,521,368
Albert E. Smith	43,351,537	1,485,938	4,521,368
J. Kenneth Thompson	42,134,023	2,703,452	4,521,368
Kirsten M. Volpi	44,085,213	752,262	4,521,368

Advisory Resolution Regarding Executive Compensation:

For	Against	Abstain	Broker Non-Votes
42,784,828	1,966,465	86,182	4,521,368

Appointment of PricewaterhouseCoopers LLP:

For	Against	Abstain	Broker Non-Votes(1)
48,678,949	658,440	21,454	—

(1) This proposal constituted a routine matter.  Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date: March 1, 2019	By:	/s/ Dan L. Batrack
Dan L. Batrack
Chairman and Chief Executive Officer